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                                                                    EXHIBIT 4.29


                            THE CERPLEX GROUP, INC.




                                 July 10, 1997



VIA FACSIMILE TRANSMISSION

To the Persons on the Distribution List
         Attached Hereto

Ladies and Gentlemen:

                 We refer to that certain Waiver Agreement (the "Waiver Agreement"), dated as of June 30, 1997, among The Cerplex Group, Inc., The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and North Atlantic Smaller Companies Investment Trust plc. Capitalized terms are used herein with the meanings assigned thereto in the Waiver Agreement.

                 We hereby request that you amend the Waiver Agreement by deleting the date "July 10, 1997" set forth in clause (ii) of the first sentence of Section 1 of the Waiver Agreement and substituting "August 8, 1997" therefor.

                 We hereby represent to each of you that (after giving effect to the Waiver Agreement, as amended hereby) no Default or Event of Default under the Note Purchase Agreement exists as of the date hereof and that the warranties and representations set forth in Section 2 of the Waiver Agreement are true and correct as of the date hereof.

                 The aforesaid amendment shall become effective upon the execution of a counterpart of this letter by each of you and upon the Limited Waiver, dated as of July 10, 1997, among the Company and the holders of Senior Debt becoming effective.

                 Except as specifically provided in this letter, no terms or provisions of the Waiver Agreement have been modified or changed by this letter.





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                 If you are in agreement with the foregoing, please execute the copy of this letter attached hereto and return it (via facsimile transmission) to your counsel, Hebb & Gitlin (860-278-8968).

                                               Sincerely,

                                               THE CERPLEX GROUP, INC.


                                               By_________________________
                                                    Name:
                                                    Title:

AGREED and CONSENTED TO:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


By:________________________________________
         Name:
         Title:

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


By:________________________________________
         Name:
         Title:


NORTH ATLANTIC SMALLER COMPANIES INVESTMENT TRUST PLC


By:________________________________________
         Name:
         Title: